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                                           Exhibit 99.0 Amended and Restated
                                                        Mortgage from the Trust
                                                        to SB

              AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT ("Mortgage and Security Agreement" or "Mortgage") made this __ day of July, 1996 by BRANDYWINE REALTY TRUST, a Maryland real estate investment trust with an office at Two Greentree Centre, Suite 100, Marlton, New Jersey 08053 ("Mortgagor"), in favor of SUMMIT BANK, a New Jersey state bank (formerly known as United Jersey Bank/South, N.A. and United Jersey Bank) with an office at 1800 Chapel Avenue West, Cherry Hill, New Jersey 08002 ("Mortgagee").

         Mortgagor and Mortgagee have entered into an Amended and Restated Loan Agreement dated this date ("Loan Agreement") in order to set forth the terms and conditions of an amended and restated loan from Mortgagee to Mortgagor ("Loan"). The Loan is evidenced by an Amended and Restated Promissory Note dated this date ("Note") in the stated principal amount of Nine Million Seven Hundred Seventy-seven Thousand One Hundred Forty Dollars ($9,777,140) executed by Mortgagor and made payable to the order of Mortgagee. The terms and conditions of the Loan Agreement and Note are incorporated herein by reference, and reference to the Loan Agreement is made for the background of and basis for the Loan. Capitalized terms not otherwise defined herein shall have the meanings given them in the Loan Agreement.

         The Loan Agreement, the Note, this Mortgage and Security Agreement, and any other document executed and delivered in connection with the Loan are sometimes individually referred to herein as a "Loan Document" and collectively as the "Loan Documents," and any guaranty of, and any other collateral securing any of Mortgagor's obligations under any of the Loan Documents are collectively referred to herein as "Collateral."

         NOW THIS MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that in consideration of the aforesaid principal sum and as security for the payment thereof with interest as aforesaid, together with all other sums recoverable by Mortgagee under the terms of the Loan Documents, together with all existing and future liabilities of Mortgagor to Mortgagee under the Loan Documents (said indebtedness, interest and all other sums and liabilities are hereinafter collectively referred to as the "Aggregate Debt"), and as security for the due and timely performance by Mortgagor of all of the other provisions of the Loan Documents, and intending to be legally bound hereby, Mortgagor hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS, RELEASES, PLEDGES and MORTGAGES to Mortgagee all that certain real property located

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at 457 Haddonfield Road, constituting Block 176.01, Lot 1, and at 1700 Chapel
Avenue, constituting Block 176.01, Lots 2 and 3, both in Cherry Hill Township, Camden County, New Jersey, as more fully described in Exhibit A attached hereto and made a part hereof ("Real Property");

         TOGETHER WITH all right, title and interest of Mortgagor in and to the following property rights and interests, which Mortgagor hereby assigns to Mortgagee until the Aggregate Debt is paid (the Real Property together with the following property being hereinafter collectively called the "Mortgaged Property"):

                  (a) all buildings and other improvements now or hereafter located on the Real Property including the seven (7) story office building located thereon containing approximately 121,737 net rentable square feet ("Improvements");

                  (b) all streets, lanes, alleys, passages, ways, water courses, easements, rights, liberties, privileges, air rights, development rights, oil and gas rights, water rights, water stock, tenements, hereditaments and appurtenances whatsoever thereunto belonging to or in any way made appurtenant hereafter, and the reversions and remainder, with respect thereto
("Appurtenances");

                  (c) all machinery, apparatus, equipment, furniture, furnishings, fixtures, inventory, goods, appliances and other property of every kind and nature whatsoever, together with replacements thereof and accessories, parts or accessions thereto, owned by Mortgagor or in which Mortgagor has or shall have an interest related specifically to the Real Property, and whether or not now or hereafter located on the Real Property, and any and all proceeds of any of the foregoing ("Equipment");

                  (d) all building materials, building machinery and building equipment delivered on site to the Real Property during the course of, or in connection with, the construction of, or reconstruction of, or remodeling of any building and improvements located on the Real Property from time to time during the term of this Mortgage and Security Agreement ("Building Equipment");

                  (e) all general intangibles relating to the development or use of the Real Property, including but not limited to all licenses, permits and agreements from or with all boards, agencies, departments, public utilities, governmental or otherwise, all names under which or by which the Real Property or Improvements may at any time be operated or known and all rights to carry on business under any such names or any variations thereof, all trademarks and goodwill in any way relating to the Real Property, and all documents of membership in any owners or

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members association or similar group having responsibility for managing or operating any portion or all of the Real Property ("Intangibles");

                  (f) all awards or payments, including interest thereon, which may be made with respect to the Real Property and Improvements, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Real Property or Improvements including, without limitation, all awards or payments of estimated compensation, all damages to the Real Property or Improvements resulting from any taking, all machinery and equipment dislocation expenses, all settlement amounts, and all apportionments of taxes ("Awards");

                  (g) all insurance policies covering the Real Property or Improvements and all proceeds of any unearned premiums on any such insurance policies including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Real Property or Improvements ("Insurance Policies");

                  (h) all leases, agreements of sale and other agreements affecting the use or occupancy of any portion or all of the Real Property or Improvements, whether heretofore or hereafter executed and all rights of Mortgagor to payment under any such lease or agreement ("Leases and Agreements");

                  (i) all rents, receipts, issues, profits and other income of any and all kinds (including deposits) received or receivable and due or to become due from the sale or lease of any property, goods or materials located on the Real Property or from the rendering of services at the Real Property including, but not limited to (i) the lease or sale of all or a portion of the Real Property or Improvements, or (ii) the operation of any income-producing facility on the Real Property or Improvements (all of such proceeds, receipts and income are hereinafter referred to as the "Income and Rents" and all such rights are hereinafter referred to as the "Accounts Receivable");

                  (j) any securities or guaranties held by Mortgagor with respect to any of the Intangibles, Awards, Leases or Accounts Receivable, and any notes, drafts, acceptances, chattel paper, documents or other instruments evidencing the same ("Securities");

                  (k) all Loan funds held by Mortgagee, whether or not disbursed, all funds deposited by Mortgagor with Mortgagee pursuant to the Loan Agreement, all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating

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to the Improvements ("Deposits");

                  (l) all plans and specifications prepared for construction of the Improvements and all studies, data and drawings related thereto; and also all contracts and agreements relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction of Improvements ("Plans"); and

                  (m) the right, in the name and on behalf of itself or Mortgagor, to appear in or defend any action or proceeding brought with respect to the Real Property or Improvements (including without limitation, any condemnation or arbitration proceedings) and to commence any action or proceedings to protect the interest of Mortgagee in the Real Property and Improvements.

         TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to the Mortgaged Property hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor on the Real Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, pledge, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage and Security Agreement as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein. Notwithstanding the foregoing, Mortgagor shall, at its own cost, make, execute, acknowledge, deliver and record any and all such further acts, deeds, conveyances, mortgages, notices of assignment, transfers, assurances and other documents as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee of the Mortgaged Property and the other rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign for carrying out the intention of facilitating the performance of the terms of this Mortgage and Security Agreement. In addition, Mortgagor hereby agrees that this Mortgage and Security Agreement is a security agreement under the New Jersey Uniform Commercial Code and creates in Mortgagee a security interest thereunder in, among other things, all Equipment, Building Equipment, Intangibles, Awards, Insurance Policies, Leases and Agreements, Income and Rents, Accounts Receivable, Securities, Deposits and Plans. Mortgagor shall, at its own cost and expense, execute, deliver and file any financing statements, continuation certificates and other documents

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Mortgagee may reasonably require from time to time to perfect and maintain in favor of Mortgagee a security interest under the Uniform Commercial Code in such Equipment, Building Equipment, Intangibles, Awards, Insurance Policies, Leases and Agreements, Income and Rents, Accounts Receivable, Securities, Deposits and Plans. Without limiting the generality of any of the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file any of the documents referred to hereinabove for and on behalf of Mortgagor following notice from Mortgagee to Mortgagor to execute such documents and the failure by Mortgagor to do so within five (5) business days.

         PROVIDED ALWAYS, and these presents are upon this express condition, that if Mortgagor or its successors or assigns shall well and truly pay or cause to be paid unto Mortgagee, its successors or assigns, the Aggregate Debt secured by this Mortgage and Security Agreement, and otherwise perform Mortgagor's obligations under the Loan Documents, then this Mortgage and Security Agreement, and the estate hereby granted, shall cease, determine and be void, and Mortgagee shall furnish to Mortgagor a satisfaction of this Mortgage and Security Agreement in proper form for recording, but Mortgagee shall not be required to bear any expense or cost in connection with such satisfaction or the recording thereof.

         THIS MORTGAGE AND SECURITY AGREEMENT also secures, inter alia, present and future advances made by Mortgagee pursuant to the Loan Documents, including, without limitation, advances made to enable completion of the Tenant Improvements. The priority of such future advances shall relate back to the date of this Mortgage and Security Agreement, or to such later date as required by applicable law. This Mortgage and Security Agreement also secures advances made by Mortgagee with respect to the Mortgaged Property for the payment of taxes, assessments, maintenance charges, and insurance premiums, costs incurred by Mortgagee for the protection of the Mortgaged Property or the lien of this Mortgage and Security Agreement, and expenses incurred by Mortgagee by reason of the occurrence of an event of default hereunder and the priority of such advances, costs and expenses shall also relate back to the date of this Mortgage and Security Agreement, or to such later date as required by applicable law.

         MORTGAGOR WARRANTS TO AND COVENANTS WITH Mortgagee as follows:

         1. Title. As of the date hereof (a) Mortgagor has good and marketable title to an indefeasible fee simple estate in the Mortgaged Property subject to no lien, charge or encumbrance except such as are listed as exceptions to title or exclusions

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from coverage in the title insurance policy being issued by Lawyers Title
Insurance Corporation to Mortgagee concurrently with the recording of this Mortgage and Security Agreement; (b) this Mortgage and Security Agreement is and shall remain a valid and enforceable first lien on the Mortgaged Property subject only to the matters referred to in subparagraph (a) hereof; (c) Mortgagor shall preserve such title, and all of its rights in and to the Mortgaged Property, and shall forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and entities whomsoever, subject only to the matters referred to in subparagraph (a) hereof; and (d) Mortgagor has full power and lawful authority to mortgage the Mortgaged Property and grant a security interest therein in the manner and form herein done or intended hereafter to be done.

         2. Payment and Performance. Mortgagor shall punctually pay or cause to be paid the Aggregate Debt, in the amounts and at the times and places that the same may be due, and perform and comply with all of the terms, covenants, conditions and obligations contained in the Loan Documents.

         3. Taxes and Other Charges. Mortgagor shall pay all taxes of every kind and nature (including real and personal property, income, gross receipts, franchise, profits, sales and withholding taxes), all general and special assessments, water and sewer rents and charges, and all levies, permits, inspection and license fees and other public charges now or hereafter levied or assessed against the Mortgaged Property as liens or assessments (hereinafter individually called a "Tax" and collectively the "Taxes") as the same shall become due and payable from time to time and before interest or penalties accrue thereon; provided, however, that Mortgagor shall not be required to pay any Tax to the extent that nonpayment thereof is permitted while the validity thereof is being contested, so long as (a) Mortgagor notifies Mortgagee in writing of its intention to contest the validity thereof, (b) the validity thereof is being contested in good faith by Mortgagor and (c) Mortgagor deposits with Mortgagee if Mortgagee so requests an amount reasonably deemed sufficient to make such payment if the contest is unsuccessful. Notwithstanding the foregoing, Mortgagor shall under no circumstances permit the Mortgaged Property to be sold or advertised for sale for nonpayment of any Tax. Mortgagor shall not apply for or claim any deduction from the taxable value of the Mortgaged Property because of the existence of the Note or this Mortgage and Security Agreement. Subject to Mortgagor's right to contest any Tax as hereinabove provided, Mortgagor shall deliver to Mortgagee receipts evidencing the payment of such Tax on or before the last day on which any Tax may be paid without interest or penalties or as soon thereafter as such receipts are available.

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         4. Insurance. Mortgagor shall keep the Improvements and the Equipment continuously insured against loss or damage by fire (with extended coverage), theft, vandalism, malicious mischief, sprinkler leakage, flood (if the Mortgaged Property is located in a flood plain area) and such other hazards as Mortgagee shall from time to time reasonably require in a total amount equal to the full insurable value, as determined by the insurance company which shall issue such insurance, or in any event not less than that amount below which any co-insurance provisions would apply and not less than the then outstanding amount of the Aggregate Debt. Mortgagor shall also carry appropriate insurance applicable to the Mortgaged Property in connection with the construction work upon the Mortgaged Property (whether or not such work is expensed or capitalized by Mortgagor) as required in the Loan Agreement and in such amounts as may be required by Mortgagee. Mortgagor shall also carry rental loss insurance and comprehensive liability insurance (including bodily injury and property damage) covering all operations of Mortgagor on the Mortgaged Property in such amounts as may be reasonably required by Mortgagee. Any policy or policies with respect to all of the abovementioned insurance (hereinafter called a "Policy") (a) shall be issued by an insurer reasonably acceptable to Mortgagee (for these purposes, Aetna Insurance Company is acceptable to Mortgagee), (b) shall contain, in the case of the hazard insurance and rental loss insurance, a mortgagee clause endorsement naming Mortgagee and its successors and assigns as a co-insured thereunder, as its interests may appear, and, at Mortgagee's option, shall contain a clause naming Mortgagee as an additional insured and/or loss payee,
(c) shall contain a provision that Mortgagee shall be given thirty (30) days' prior written notice of material change or cancellation of said Policy and that no such change or cancellation shall be effective as to Mortgagee in the absence of such notice, and (d) shall contain such other provisions as shall from time to time be reasonably required by Mortgagee. Any such Policy may provide for customary "deductibles" provided the limits thereof are reasonably satisfactory to Mortgagee. Not less than fifteen (15) days' prior to any date upon which any premium for such insurance shall be due and payable, Mortgagor shall deliver to Mortgagee satisfactory evidence that such premium has been paid, and further, not less than fifteen (15) days' prior to the expiration date of any Policy, Mortgagor shall deliver to Mortgagee satisfactory evidence of the renewal of such Policy. In the event of the foreclosure of this Mortgage and Security Agreement or other transfer of Mortgagor's interest in the Mortgaged Property in satisfaction of the Aggregate Debt, all right, title and interest of Mortgagor to any Policy then in force covering the Mortgaged Property (including any right to any deferred premiums) shall pass to the transferee of the Mortgaged Property.

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         5. Tax and Insurance Escrow. Upon the written request of Mortgagee at any time following the occurrence of an event of default hereunder, Mortgagor shall pay to Mortgagee on the first day of each month a sum equal to one-twelfth (1/12) of the amount of (a) all real estate taxes, water and sewer charges and assessments, if any, as estimated from time to time by Mortgagee, becoming due with respect to the Mortgaged Property on the next succeeding date upon which the same shall be due and payable and (b) all premiums, computed on an annual basis, for the insurance required to be carried pursuant to paragraph 4 hereof. All such amounts (hereinafter, the "Escrows") shall be held by Mortgagee in such manner as it sees fit without any obligation to invest the same or (if invested) to account for any income or loss resulting therefrom; provided however, that if and to the extent that Mortgagee is required under applicable law to invest the Escrows for the benefit of Mortgagor, Mortgagee shall also have the right to charge a reasonable service fee in connection therewith unless prohibited under such law. The Escrows shall be applied to the payment of the respective items in respect of which the Escrows were deposited, or at Mortgagee's option, to the payment of any such items in such order of priority as Mortgagee shall determine, as the same become due and payable. If, prior to the date upon which any of the aforesaid items shall be due and payable, the amount of Escrows then on deposit therefor shall be insufficient to pay such item, Mortgagor within five (5) days after demand is made therefor shall deposit the amount of such deficiency with Mortgagee. If there is an event of default hereunder, Mortgagee may at its option apply the Escrows or any part thereof in payment of any unpaid portion of the Aggregate Debt. If, when making any assignment of this Mortgage and Security Agreement, the then Mortgagee shall pay over to its assignee the then balance of the Escrows and such assigning Mortgagee shall have no further obligation to Mortgagor with respect to such deposits.

         6. Casualty Loss. Mortgagor shall notify Mortgagee in writing immediately upon the occurrence of any loss affecting the Mortgaged Property. Mortgagor hereby directs any insurer to pay directly to Mortgagee any moneys payable under any Policy, and Mortgagor hereby appoints Mortgagee as attorney-in-fact to endorse any draft therefor. Sums paid to Mortgagee by any insurer may be retained and applied by Mortgagee toward payment of the Aggregate Debt (whether or not any portion thereof may then be due and payable) in such priority and proportions as Mortgagee in its discretion shall deem proper, and any sums not so applied, at the discretion of Mortgagee, may be paid, either in whole or in part, to Mortgagor for such purposes and upon such conditions as Mortgagee shall designate. Notwithstanding the

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foregoing, upon the request of Mortgagor, Mortgagee shall make such sums available to Mortgagor for repair and restoration of the damaged property, provided that (a) there is not then in existence any uncured event of default under any of the Loan Documents, (b) Mortgagor shall deposit with Mortgagee prior to the commencement of any such repair or restoration an amount equal to the difference between the estimated cost to repair the damaged property and the sums made available to Mortgagee on account of such insurance, and (c) such repair and restoration can be completed within one (1) year from the date of the loss (but in no event later than the Maturity Date (as defined in the Note)). The determination of the cost to repair the damaged property shall be made by Mortgagee in consultation with an independent third party engineer selected by Mortgagee and paid for by Mortgagor. If Mortgagee retains such insurance money and applies the same toward payment of the Aggregate Debt in accordance with this paragraph 6, the lien of this Mortgage and Security Agreement shall be reduced only by the amount thereof retained by Mortgagee and actually applied by Mortgagee in reduction of the Aggregate Debt.

         7. Condemnation. In the event that the whole or any material part of the Mortgaged Property secured by this Mortgage and Security Agreement is condemned or taken for any period of time, or there is any other injury to or material decrease in value of the Mortgaged Property as a result of any public or quasi-public authority or corporation exercising the power of eminent domain or otherwise, all sums awarded as damages for such condemnation or taking to which Mortgagor is entitled shall be paid over immediately to Mortgagee. Upon the receipt thereof, Mortgagee may deduct and withhold from the amount actually received any costs, charges or fees incurred by Mortgagee in connection with the recovery of such award (hereinafter, "Mortgagee's Costs"), and thereafter Mortgagee may apply all or any portion of the balance to the discharge of the Aggregate Debt and, at the option of Mortgagee, may pay over any sums not so applied to Mortgagor for the purpose of restoring or repairing the Mortgaged Property or for any purpose or object satisfactory to Mortgagee, in which event the Aggregate Debt shall not be reduced by that amount. Notwithstanding the foregoing, in the event of a partial rather than complete condemnation of the Mortgaged Property and upon the request of Mortgagor, Mortgagee shall make such sums available to Mortgagor for repair and restoration of the damaged property, provided that (a) there is not then in existence any uncured event of default under any of the Loan Documents, (b) Mortgagor shall deposit with Mortgagee prior to the commencement of any such repair or restoration an amount equal to the difference between the cost to repair the damaged property and the sums made available by Mortgagee on account of such insurance, (c) such repair and restoration can be

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completed within six (6) months from the date of the loss (but in no event later than the Maturity Date) and (d) Mortgagee has determined that the condemnation of the Mortgaged Property will not materially adversely affect the ownership and operation of the Mortgaged Property for its current purpose as an office building. Mortgagor hereby irrevocably appoints Mortgagee as attorney-in-fact for Mortgagor for the purpose of collection of any or all proceeds available in connection with the condemnation of the Mortgaged Property. If the Mortgaged Property is transferred, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award of payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive such award or payment, or a portion thereof sufficient to pay the Aggregate Debt, whichever is less.

         8. Preservation of Lien; No Conveyance of Title.

                  (a) Mortgagor shall pay, from time to time as and when the same shall become due, all claims and demands of any persons or entities which, if unpaid, might result in or permit the creation of a lien on the Mortgaged Property or any part thereof, and in general shall do or cause to be done everything necessary so that the lien hereof shall be fully preserved and so that there shall not be created, permitted or suffered to exist any lien, encumbrance or charge affecting the Mortgaged Property other than those matters referred to in paragraph 1(a) hereof which have been approved in writing by Mortgagee, all at the sole cost of Mortgagor. At Mortgagee's election, and without notice to Mortgagor, Mortgagee may make but is not obligated to make, any payments which Mortgagor has failed to make under any prior lien, but such payment by Mortgagee shall not release Mortgagor from Mortgagor's obligations or constitute a waiver of Mortgagor's default hereunder. Any sum so expended by Mortgagee shall be secured by this Mortgage and Security Agreement, together with interest thereon at the rate stipulated in the Note from the date such payment is made by Mortgagee until the date of repayment by Mortgagor. Notwithstanding the foregoing, Mortgagor shall have the right, at its sole cost and expense, to contest in good faith by any lawful means any such claims and demands, provided that it notifies Mortgagee in writing of its intention to do so and deposits with Mortgagee, if Mortgagee so requests, an amount deemed reasonably sufficient by Mortgagee to satisfy such claims and demands if it is ultimately determined that Mortgagor is responsible therefor.

                  (b) Mortgagor shall not convey or attempt to convey or permit or suffer a conveyance or transfer of legal or equitable title to the Mortgaged Property or any part thereof and whether such conveyance or transfer is voluntary, involuntary, by

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operation of law or otherwise, so long as any part of the Aggregate Debt remains unpaid without the prior written consent of Mortgagee.

        9. Maintenance and Repair; Compliance with Laws and Regulations. Mortgagor shall cause the Mortgaged Property to be maintained in good condition and repair, reasonable wear and tear excepted. None of the Improvements, Equipment or Building Equipment shall be removed, demolished, materially altered or sold (except for normal replacement or upgrade of the Equipment), without the prior written consent of Mortgagee. Subject to the release of the insurance proceeds, Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by any casualty or which may be affected by any condemnation or eminent domain proceeding. Mortgagor shall promptly comply with all laws, orders, ordinances, regulations, restrictions and requirements of governmental authorities, of courts and of insurance companies applicable to Mortgagor or affecting the Mortgaged Property, or the use thereof. Mortgagor also shall promptly comply with the provisions of any recorded covenants, conditions or restrictions to which the Mortgaged Property or any part thereof may at any time be subject. Mortgagor shall not cause or allow the construction or erection of any public, municipal or utility improvements upon the Mortgaged Property other than those required by public authorities, without the prior written consent of Mortgagee. Mortgagor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without the prior written consent of Mortgagee. Mortgagor shall not seek, make or consent to any change in zoning or conditions of use of the Mortgaged Property which would impair the ability of Mortgagor to operate the Real Property and Improvements as a first class office building.

         10. Environmental Matters.

                  (a) To the best of Mortgagor's knowledge based upon the Environmental Report and the Purchase Agreement, except as may be set forth in the Environmental Report or the Purchase Agreement and except for the use and storage of Hazardous Substances in de minimis amounts which are used in and stored in compliance with all applicable laws and regulations, (i) the Mortgaged Property has not been used for the generation, manufacture, storage or disposal of, and there has not been transported to or from the Mortgaged Property, any Hazardous Substances or Wastes, (ii) there are no Hazardous Substances or Wastes present on the Mortgaged Property, (iii) the Mortgaged Property does not consist in whole or in part of any soils or

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vegetation that would be considered to be Wetlands, (iv) there has been no use of the Mortgaged Property that may, under any federal, state or local law or regulation, require any closure or cessation of the use of the Mortgaged Property or impose upon Mortgagor or its successors any monetary obligations,
(v) no lien or superlien has been recorded, asserted or threatened against the Mortgaged Property for any liability in connection with any environmental contamination, and (vi) the Mortgaged Property is in compliance with all federal, state or local laws and regulations relating to environmental matters.

                  (b) Mortgagor's knowledge with respect to environmental matters affecting the Mortgaged Property is limited to such matters, if any, which appear in the Environmental Report or Purchase Agreement.

                  (c) Mortgagor has not been identified in any litigation, proceeding or investigation as a responsible party or potentially responsible party for any liability for disposal or release of any Hazardous Substances or Wastes.

                  (d) Mortgagor will not, and will use reasonable efforts not to, permit any tenant or other occupant of the Mortgaged Property to, store, use, generate, treat or dispose of any Hazardous Substances or Wastes on the Mortgaged Property except in de minimus quantities and in accordance with all applicable laws. Mortgagor promptly shall advise Mortgagee in writing of and with respect to any pending or known threatened claim, demand, action or notice by any governmental authority or third party relating to any Hazardous Substances or Wastes affecting the Mortgaged Property or the discovery or determination of the existence of any Hazardous Substances or Wastes or Wetlands on the Mortgaged Property. Mortgagee shall have the right to join in or participate in any legal proceedings or actions initiated in connection with any Hazardous Substances, Wastes or Wetlands affecting the Mortgaged Property. Mortgagor shall reimburse Mortgagee for reasonable attorneys' fees and costs in connection therewith and Mortgagor shall indemnify, defend and hold harmless Mortgagee from and against any claim, demand, loss or liability, including but not limited to costs of remedial action, response costs, personal injury and property damage, directly or indirectly arising out of or attributable to the use, generation, deposit, storage, release, discharge, disposal, burial, dumping, spilling, leaking or other presence of Hazardous Substances or Wastes on, under or affecting the Mortgaged Property or arising as the result of the existence of Wetlands on the Mortgaged Property. The foregoing indemnity shall specifically survive the repayment of the Loan and the satisfaction of the Mortgage, but shall not be applicable to any environmental matter first arising subsequent to Mortgagor's ownership of the Mortgaged Property. Mortgagor shall not, without obtaining Mortgagee's prior written consent, enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Substances, Wastes or Wetlands affecting the Mortgaged Property.

         11. Leases. Except as otherwise provided in the Loan Agreement, Mortgagor shall not enter into any lease or similar agreement for space in or on the Mortgaged Property without in each case obtaining Mortgagee's prior written approval of all the terms and conditions thereof and, once approved, Mortgagor shall not amend, modify or cancel any such lease or similar agreement or assign any amounts due thereunder without obtaining Mortgagee's prior written approval.

         12. Required Notice. Mortgagor shall give Mortgagee prompt written notice of any action or proceeding purporting to affect the Mortgaged Property of which it has actual knowledge including, without limitation, the following:
(a) a fire or other casualty causing damage to the Mortgaged Property; (b) receipt of notice of condemnation of the Mortgaged Property or any part thereof;
(c) receipt of notice from any governmental authority relating to the structure, use or occupancy of the Mortgaged Property; (d) receipt of any notice from any tenant of all or any portion of the Mortgaged Property; (e) any change in the occupancy of the Mortgaged Property; (f) receipt of any notice from the holder of any lien or security interest in the Mortgaged Property; or (g) commencement of any litigation affecting the Mortgaged Property. Mortgagee shall have the right to appear in or defend any such action or proceeding to the same extent as Mortgagor after written notice to Mortgagor. Furthermore, Mortgagee shall have the right to bring any action or proceeding, in the name and on behalf of itself or Mortgagor, which Mortgagee, in its discretion, feels should be brought to protect its interest in the Mortgaged Property or any part thereof.

         13. Mortgagee's Right to Cure. Mortgagee shall have the right, but not the obligation, at Mortgagee's election and after written notice to Mortgagor, to cure any default by Mortgagor under any of the Loan Documents or under any mortgage or with respect to any security interest, lien or encumbrance which is senior in lien and position to this Mortgage and Security Agreement. Any payments made or expenses incurred by Mortgagee in the exercise of such right shall not release Mortgagor from Mortgagor's obligation or constitute a waiver of Mortgagor's default hereunder. Any such payments made or expenses incurred by Mortgagee shall be repayable within three (3) business days after demand by Mortgagee, together with interest thereon at the rate specified in the Note from the date such payment was made or such expense was incurred, and the aggregate amount thereof, including such interest, shall become part of the Aggregate Debt and shall be secured by the lien of this Mortgage and Security Agreement.

         l4. Certificate of No Offsets. Within five (5) days after being requested to do so by Mortgagee, Mortgagor shall furnish to Mortgagee or any proposed assignee of this Mortgage and Security Agreement a statement, duly executed, acknowledged and certified by Mortgagor, setting forth the remaining unpaid amount of the Aggregate Debt and whether there exist any uncured defaults, offsets or defenses thereto.

         l5. Right to Inspect. Mortgagor shall permit Mortgagee and its agents to enter and inspect the Mortgaged Property or any part thereof at all reasonable times during normal business hours and in such a manner so as not to unreasonably interfere with Mortgagor's operations.

         l6. Revenue, Tax or Other Stamps. Mortgagor shall pay the cost of any revenue, tax or other stamps now or hereafter required by the laws of the State of New Jersey or the United States to be affixed to the Note or this Mortgage and Security Agreement and if any taxes are imposed under the laws of the State of New Jersey or the United States with respect to debts secured by a mortgage, or with respect to evidences of indebtedness so secured, Mortgagor shall pay or reimburse Mortgagee upon demand the amount of such taxes without credit against any indebtedness evidenced by the Note. If Mortgagor does not or may not do so, Mortgagee may at its option accelerate the indebtedness evidenced by the Note to maturity as in the case of default by Mortgagor.

         17. Possession. Until an event of default shall have occurred under this Mortgage and Security Agreement, Mortgagor shall be suffered and permitted to retain actual possession of the Mortgaged Property, to manage, operate, use and enjoy the same and all rights appertaining thereto, and to collect, receive, take, use and enjoy the Income and Rents. The right of Mortgagor to collect the Income and Rents may be revoked by Mortgagee at any time and from time to time after an event of default has occurred under this Mortgage and Security Agreement, by giving notice of such revocation to Mortgagor. Following the giving of such notice, Mortgagee may retain and apply the Income and Rents toward payment of the Aggregate Debt in such priority and proportions as Mortgagee, in its discretion, shall determine.

         18. Events of Default. The occurrence of any one or more of the following events, after the expiration of any applicable notice and/or cure period specifically provided for herein, shall, at the sole option of the Mortgagee, constitute an "event of default" hereunder:

                  (a) Mortgagor shall fail to pay any regularly scheduled installment of principal and/or interest due to Mortgagee under the Note when the same shall become due and payable (including payment of the Loan on the Maturity Date), or Mortgagor shall fail to make any other payment due under any of the Loan Documents within fifteen (15) days after notice thereof from Mortgagee;

                  (b) Except as otherwise provided for herein, Mortgagor shall fail to observe or perform any of the covenants or agreements on its part to be observed or performed under this Note or under any of the other Loan Documents within thirty (30) days after written notice from Mortgagee of such non-compliance, provided that if such non-compliance cannot reasonably be cured within such thirty day period but Mortgagor undertakes within such thirty day period and thereafter diligently pursues the curing of such non-compliance, then the period within which Mortgagor shall cure such non-compliance shall be extended to sixty (60) days after the original written notice from Mortgagee of such non-compliance;

                  (c) Any representation or warranty of Mortgagor under this Mortgage and Security Agreement or under any of the other Loan Documents shall be untrue in any material respect;

                  (d) Any event of default, after the expiration of any applicable notice and/or cure period specifically provided for therein, shall occur under the terms of any of the other Loan Documents;

                  (e) Mortgagor shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Mortgagor for the purpose of effecting any of the foregoing;

                  (f) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Mortgagor or all or a substantial part of the assets of Mortgagor or appointing a receiver, sequestrator, trustee or liquidator of Mortgagor or any of its property, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) days.

         19. Remedies. Subject to the limitation set forth in paragraph 24 hereof, upon the occurrence of any event of default:

                  (a) The Aggregate Debt shall, at the option of Mortgagee, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by Mortgagor.

                  (b) Mortgagee may institute appropriate proceedings at law or equity to collect the amount of the Aggregate Debt then due (by acceleration or otherwise), or for specific performance of any of the covenants of Mortgagor under any of the Loan Documents (and Mortgagor acknowledges that all such covenants may be specifically enforced by Mortgagee by injunction or other appropriate equitable remedy), or to recover damages for any breach thereof, or to institute an action of mortgage foreclosure against the Mortgaged Property, or take such other action at law or in equity for the enforcement of this Mortgage and Security Agreement and realization on the mortgage security or any other security herein or elsewhere provided for, and proceed therein to final judgment and execution for the Aggregate Debt, with interest as specified in paragraph 21 below, together with costs and expenses as specified in paragraph 22 below.

                  (c) After demand upon Mortgagor for the surrender of possession, Mortgagee may enter upon and take possession of the Mortgaged Property, breaking locks if necessary and without liability for trespass, damages or otherwise and, upon so doing, Mortgagee may, in its discretion and in addition to any of its other rights, as Mortgagee in possession, alter, improve, complete or repair the Mortgaged Property (and in so doing Mortgagee shall have the right to use the Mortgaged Property and to expend such amount for that purpose as Mortgagee shall deem best, all of which, with interest thereon at the rate specified in the Note from date of payment, shall be repayable by Mortgagor on demand and shall be secured hereby), and operate, rent, sell or lease the same in the name of Mortgagor or Mortgagee upon such terms and conditions as Mortgagee shall deem appropriate, and Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor for all such purposes while there exists any uncured event of default hereunder.

                  (d) Mortgagee may further, by summary proceedings, initiate an action for possession or otherwise, dispossess any tenants, users or occupiers of the Mortgaged Property then or thereafter in default in the payment of any rent or other charge for the use thereof, and any tenants or other users or occupiers whose leasehold estates or rights to use the Mortgaged Property are subordinate to the lien of this Mortgage and Security Agreement, whether or not any such tenant, user or occupier is so in default; and Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact of Mortgagor for all such purposes. If Mortgagor remains in possession after demand by Mortgagee for surrender of possession of the Mortgaged Property, such continued possession by Mortgagor shall be as tenant of Mortgagee, and Mortgagor agrees to pay monthly in advance to Mortgagee such rent for the Mortgaged Property so occupied as Mortgagee may demand, and in default of so doing, Mortgagor may also be dispossessed by summary proceedings or otherwise. In case of the appointment of a receiver of the rents, the foregoing agreement of Mortgagor to pay rent shall inure to the benefit of such receiver.

                  (e) With or without taking possession of the Mortgaged Property, Mortgagee may collect and receive all the Income and Rents and, after deducting the cost of all reasonable alterations, improvements, repairs, completion, partial completion, operation, sale, rental, leasing commissions and charges, including, but not limited to, counsel fees, incurred by Mortgagee, apply the net income to the sums secured hereby in such manner as Mortgagee in its discretion shall determine. Mortgagee shall be liable to account only for the Income and Rents actually received.

                  (f) If Mortgagee shall so elect, Mortgagor shall not resist or contest, but shall join in any petition to any court by Mortgagee for the appointment of a receiver or receivers of the Mortgaged Property or any part thereof, and of all the Income and Rents therefrom, with such powers as the court making such appointment shall confer, and Mortgagor hereby appoints Mortgagee attorney-in-fact of Mortgagor for all such purposes.

                  (g) All deposits held in connection with the rental, lease, license or use of space or other facilities on the Mortgaged Property at the time of the occurrence of such event of default, all interest of Mortgagor in all premiums for, or dividends upon, any insurance for the Mortgaged Property, and all refunds or rebates of taxes and assessments upon the Mortgaged Property, are hereby assigned to Mortgagee as further security for the payment of the Aggregate Debt during the continuance of any such event of default.

                  (h) To the extent now or hereafter permitted by law and subject to such grace periods and notice requirements thereby imposed or imposed by this Mortgage and Security Agreement,

Mortgagee may cause a judicial sale of the Mortgaged Property in accordance with this subparagraph (h). Such sale may be made without demand on Mortgagor at the time and place fixed in the notice of such sale, and such sale may be of the Mortgaged Property as a whole or in separate lots, and in such order as Mortgagee may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Such sale of the Mortgaged Property may be postponed by public announcement at the time and place of sale, and may be further postponed from time to time thereafter by public announcement at the time fixed by the preceding postponement. Any person or entity, including Mortgagee, may purchase at such sale. After deducting all costs, fees, and expenses of Mortgagee, including cost of evidence of title in connection with such sale, the proceeds of sale shall be applied to payment of the Aggregate Debt. The Mortgaged Property may be sold as aforesaid either before, after, or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage and Security Agreement, and such power and right of sale shall not be affected by any entry hereunder, or by the exercise of any other right, remedy or power with respect to the enforcement of the provisions of any of the Loan Documents or the collection of the amount of the Aggregate Debt. The provisions of this subparagraph (h) are not intended to and shall not adversely affect Mortgagee's rights to conduct a nonjudicial sale of such portions of the Mortgaged Property as constitute personal property.

         20. Remedies Cumulative.

                  (a) No right or remedy conferred upon or reserved to Mortgagee under any of the Loan Documents or with respect to any Collateral, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other such right or remedy and each and every such right or remedy shall be cumulative and concurrent, and shall be pursued separately, concurrently, successively or otherwise, at the sole discretion of Mortgagee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. No act of Mortgagee shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of Mortgagee shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any event of default thereunder, or of any obligation or liability of Mortgagor thereunder.

                  (b) The recovery of any judgment by Mortgagee or the levy of execution under any judgment upon the Mortgaged Property shall not affect in any manner, or to any extent, the lien of this Mortgage and Security Agreement upon the Mortgaged Property, or any security interest in any other Collateral, or any rights, remedies or powers of Mortgagee under any of the Loan Documents or with respect to any Collateral, but such lien and such security interest and such rights, remedies and powers of Mortgagee shall continue unimpaired as before. Further, the entry of any judgment by Mortgagee shall not affect in any way the interest payable hereunder or under any of the other Loan Documents on any amounts due to Mortgagee, but interest shall continue to accrue on such amounts at the Default Rate (as hereinafter defined) after the entry of any judgment and continuing until distribution of the proceeds of any Sheriff's sale.

                  (c) Mortgagor hereby waives presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, and except to the extent specifically provided for herein, any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, the Aggregate Debt except as provided in the Loan Documents. To the extent permitted by law, Mortgagor waives the right to any stay of execution and the benefit of all exemption laws now or hereinafter in effect.

                  (d) Mortgagor agrees that Mortgagee may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents (and Mortgagor hereby waives any notice of any of the foregoing), and that the Loan Documents may be amended, supplemented or modified by Mortgagee and the other signatory parties and that Mortgagee may resort to any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange, pledge, or release of all or any portion of any Collateral, for such consideration, or none, as it may require, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by Mortgagee pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of Mortgagee, or of any event of default, or of any liability or obligation of Mortgagor, under any of the Loan Documents.

                  (e) To the extent permitted by law, Mortgagor shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, or any exemption from execution or sale of the Mortgaged Property, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage and Security Agreement, nor claim, take, or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, prior to any sale of any of Mortgagor's interest therein; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the Mortgaged Property so sold or any part thereof, and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay, or impede the execution of any power herein granted to Mortgagee but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor further waives and releases all procedural errors, defects and imperfections in any proceeding instituted by Mortgagee under any of the Loan Documents.

                  (f) Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereinafter become holders of liens junior to the lien of this Mortgage and Security Agreement, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for the Aggregate Debt marshalled upon any foreclosure of this Mortgage and Security Agreement or of any other security for any of the Aggregate Debt.

                  (g) Mortgagor agrees that any action or proceeding against it to enforce the Mortgage and Security Agreement may be commenced in state or federal court in Camden County in the State of New Jersey and Mortgagor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served if served by registered or certified mail in accordance with the notice provisions set forth herein and Mortgagor expressly waives any and all defenses to an exercise of personal jurisdiction by any such court.

                  (h) Mortgagor hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any litigation based upon or arising out of, under or in connection with this Mortgage, any of the other Loan Documents or any course of conduct, course of dealing, statements (whether verbal or written) or actions of Mortgagor or Mortgagee. This provision is a material inducement for Mortgagee to make the Loan.

         21. Default Rate. Following the occurrence of any event of default and continuing either until such event of default is cured and that fact acknowledged by Mortgagee or until the principal sum then outstanding under the Note and all other sums payable under the Loan Documents are paid in full, the principal sum outstanding under the Note shall bear interest at rate equal to the annual interest rate then applicable under paragraph 1 of the Note plus four percent (4%) per annum, which rate shall change if, when and as such interest rate changes ("Default Rate"), and shall be secured by the Mortgage and all other Collateral.

         22. Costs and Expenses. Following the occurrence of any event of default under any of the Loan Documents, Mortgagor shall pay upon demand all reasonable costs and expenses (including all amounts paid to attorneys, accountants, real estate brokers and other advisors employed by Mortgagee and to any contractors for labor and materials), incurred by Mortgagee in the exercise of any of its rights, remedies or powers under any of the Loan Documents or with respect to any Collateral with respect to such event of default, and any amount thereof not paid promptly following demand therefor, together with interest thereon at the Default Rate from the date of such demand, shall become part of the Aggregate Debt and shall be secured by the lien of this Mortgage and Security Agreement. In connection with and as part of the foregoing, in the event that any of the Loan Documents is placed in the hands of any attorney for the collection of any sum payable thereunder, Mortgagor agrees to pay attorneys' fees for the collection of the amount being claimed under such Loan Documents, as well as all costs, disbursements and allowances provided by law, and the payment of such fees and costs, disbursements and allowances shall also be secured by the lien of this Mortgage and Security Agreement. Nothing in this paragraph 22 shall limit the obligation of Mortgagor to pay costs and expenses of Mortgagee for which Mortgagor is otherwise liable under the Loan Documents.

         23. Renewals and Extensions. This Mortgage and Security Agreement shall secure any and all renewals, or extensions of the whole or any part of the indebtedness hereby secured however evidenced, with interest at such lawful rate as may be agreed upon and any such renewals or extensions or any change in the terms or rate of interest shall not impair in any manner the validity of or priority of this Mortgage and Security Agreement, nor release Mortgagor from personal liability for the indebtedness hereby secured.

         24. Limited Liability of Mortgagor. Except as hereinafter set forth, Mortgagor shall not have any personal liability for the payment of the Loan or for the payment of any sum or performance of any obligation under any of the Loan Documents, and in the event of a default under this Mortgage and Security Agreement or any of the other Loan Documents, Mortgagee will look solely to the Real Property and Improvements, the rents, issues and profits thereof and any other Collateral specifically pledged, assigned or granted by Mortgagor to Mortgagee as security for the Loan pursuant to this Mortgage and Security Agreement or any of the other Loan Documents, and any judgment obtained against Mortgagor shall so note by its terms or as otherwise permissible by law. Subject to the aforesaid limitation, nothing herein contained shall be construed to prevent Mortgagee from exercising and enforcing any other remedy against Mortgagor or any other person or entity allowed at law or in equity or by any statute or by the terms of this Mortgage and Security Agreement or any of the other Loan Documents or any other deed of trust, mortgage, security agreement, assignment of leases and rents, guaranty or any other security instrument of any kind now or hereafter securing payment of the Loan. In addition, notwithstanding anything to the contrary contained herein, Mortgagor shall indemnify and hold Mortgagee harmless against, and shall be personally liable and obligated to Mortgagee for:

                  (a) the completion of construction of the Tenant Improvements in accordance with the respective deadlines therefor in the New Leases free and clear of any and all mechanics liens and any other liens and encumbrances;

                  (b) the payment on a current basis of all monthly installments of principal and interest with respect to the Acquisition Portion of the Loan and interest with respect to the Tenant Improvement Portion of the Loan (but excluding therefrom the entire unpaid principal balance of the Loan becoming due as a result of maturity or acceleration of the Loan to the extent not constituting a regular monthly installment);

                  (c) the principal amount of the Loan to the extent of $3,000,000, which may be allocated between the Acquisition Portion of the Loan and Tenant Improvement Portion of the Loan as Mortgagee shall determine in its sole discretion, and which shall not be reduced by any payments on account of the Acquisition Portion of the Loan or Tenant Improvement Portion of the Loan by Mortgagor or by any other person or entity, whether by payments in the ordinary course or by mortgage foreclosure or otherwise; and

                  (d) an amount equal to all loss, liability, damage, cost and expense suffered or incurred by Mortgagee in any way arising out of, resulting from or relating to any one or more of the following: (i) any fraud or willful material misrepresentation committed by Mortgagor; (ii) any retention by Mortgagor of rental income, security deposits, or similar income of the Real Property and Improvements after an event of default has occurred under the Loan Documents to the extent of any such retention; (iii) any real property taxes or assessments accrued prior to Mortgagee's acquisition of ownership of the Real Property and Improvements following a default by Mortgagor under the Loan; (iv) removal or failure to replace any personal property securing the Loan, other than in the ordinary course of Mortgagor's business; (v) misapplication of insurance or condemnation proceeds relating to the Real Property and Improvements; (vi) failure to maintain hazard or liability insurance relating to the Real Property and Improvements, in accordance with the Loan Documents; (vii) the presence of any Hazardous Substances or Wastes which may affect the Real Property and Improvements, or any misrepresentation or breach of any covenants or indemnities by Mortgagor set forth in the Loan Documents with respect to Hazardous Substances or Wastes; (viii) any transfer of the Real Property and Improvements or any portion thereof other than Permitted Transfers; (ix) any indebtedness secured by a mortgage covering the Real Property and Improvements other than the Seller Loan; (x) any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, liquidation or receivership proceedings instituted by or against Mortgagor, unless and except to the extent that such proceedings are withdrawn, dismissed or discharged within ninety (90) days or unless Mortgagee obtains title to the Real Property and Improvements within nine
(9) months; and (xi) all fees and costs, including reasonable attorney fees, incurred in enforcing and collecting the foregoing.

         25. Severability. In the event that for any reason one or more of the provisions of this Mortgage and Security Agreement or their application to any person or circumstance shall be held to be invalid, illegal, or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality, or unenforceability shall not affect any other provision of this Mortgage and Security Agreement, but this Mortgage and Security Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         26. Successors and Assigns.  This Mortgage and Security
Agreement inures to the benefit of Mortgagee and binds Mortgagor, and their respective successors and assigns and the words

"Mortgagee" and "Mortgagor" whenever occurring herein shall be deemed to include such respective successors and assigns, as applicable. Mortgagee may assign or otherwise transfer this Mortgage and Security Agreement and any or all of the Loan Documents to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Mortgagee herein or otherwise.

         27. Notices. All notices required or desired to be given to either of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by a nationally recognized overnight courier or by certified or registered mail, return receipt requested, to such party at its address set forth below:

         Mortgagor:                 Brandywine Realty Trust
                                    Two Greentree Centre, Suite 100
                                    Marlton, New Jersey  08053
                                    Attention:  Gerard H. Sweeney, President and
                                                       Chief Executive Officer

            with a
           copy to:                 Pepper, Hamilton & Scheetz
                                    3000 Two Logan Square
                                    18th and Arch Streets
                                    Philadelphia, Pennsylvania  19103
                                    Attention:  Brad A. Molotsky, Esquire

         Mortgagee:                 Summit Bank
                                    1800 Chapel Avenue West
                                    Cherry Hill, New Jersey  08002
                                    Attention:  Amy Brown
                                                       Regional Vice President

    with a copy to:                 Miller Dunham & Doering
                                    l515 Market Street, Suite 1300
                                    Philadelphia, Pennsylvania l9l02
                                    Attention:  David H. Huggler, Esquire

Such notice shall be deemed to be given when received if delivered personally or three (3) days after the date mailed if sent by a nationally recognized overnight courier or by certified or registered mail, return receipt requested. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

         28. Definitions; Number and Gender. In the event Mortgagor consists of more than one person or entity, the obligations and liabilities hereunder of each of such persons and entities shall be joint and several and the word "Mortgagor" shall mean all or some or any of them. For purposes of this Mortgage and Security Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require. The words "Loan Agreement", "Mortgage and Security Agreement", "Note", "Assignment of Leases and Rents" and "Assignment of Contracts and Permits" shall include any supplements to or any amendments of or restatements of the Loan Agreement, this Mortgage and Security Agreement, the Note, the Assignment of Leases and Rents and the Assignment of Contracts and Permits, respectively. The words "Real Property", "Mortgaged Property", "Improvements", "Appurtenances", "Equipment", "Building Equipment", "Intangibles", "Awards", "Insurance Policies", "Leases and Agreements", "Income and Rents", "Accounts Receivable", "Securities", "Deposits" and "Plans" shall include any portion of and additions to the Mortgaged Property, the Mortgaged Property, the Improvements, the Appurtenances, the Equipment, the Building Equipment, the Intangibles, the Awards, the Insurance Policies, the Leases and Agreements, the Income and Rents, the Accounts Receivable, the Securities, the Deposits and the Plans, respectively.

         29. Incorporation by Reference. All of the terms and provisions of the Note and the Loan Agreement are hereby incorporated herein by reference.

         30. Captions. The captions or headings of the paragraphs of this Mortgage and Security Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Mortgage and Security Agreement.

         31. Governing Law. This Mortgage and Security Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, Mortgagor has executed this Mortgage and Security Agreement the day and year first above written.

WITNESS/ATTEST:                             BRANDYWINE REALTY TRUST, a Maryland
                                            Real Estate Investment Trust

                                            By:  /s/ Gerard H. Sweeney
- ----------------------------------             --------------------------------
Name:                                          Name: Gerard H. Sweeney
Title:                                         Title: President/CEO

         The address of the within named Mortgagee is 1800 Chapel Avenue West, Cherry Hill, New Jersey 08002.

                                            SUMMIT BANK

                                            By: /s/ Amy Brown RVP
                                               -----------------------------
                                               Amy Brown
                                               Regional Vice President

STATE OF                      :
                              :ss.
COUNTY OF                     :

         On this, the ____ day of ________, 1996, before me, a Notary Public in and for the State of ______________________, personally appeared ____________________, who acknowledged himself to be the __________________ of
BRANDYWINE REALTY TRUST, a Maryland Real Estate Investment Trust, and that he as such ___________________, executed the foregoing instrument on behalf of such Trust for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                   ----------------------------
                                                   Notary Public
                                                   My Commission Expires:

                                    EXHIBIT A


ALL that certain land and premises situate in the Township of Cherry Hill, County of Camden and the State of New Jersey, bounded and described as follows:

TRACT #1-BEGINNING at a point in the Southerly right of way line of New Jersey State Highway Route #38, said point being corner formed by the intersection of the said line of New Jersey State Highway Route #38 with the Easterly right of way line of Third Avenue (50 feet wide), and extending; thence along the said right of way line of New Jersey State Highway Route #38; thence

(1) South 80 degrees 11 minutes 00 seconds East, 19.53 feet to an angle point common with the Southwesterly right of way line of the access road (ramp from New Jersey State Highway Route #38 to Haddonfield Road), and extending; thence along the said right of way line to the access road; thence

(2) South 45 degrees 29 minutes 39 seconds East, 336.69 feet to an angle point, and extending; thence along the right of way line; thence

(3) South 21 degrees 17 minutes 18 seconds East, 120.52 feet to a point formed by the intersection of said access road with the Westerly right of way line of Haddonfield-Sorrell Horse Road (formerly Stoy Landing Road) a/k/a Camden County Route #644 (formerly 66 feet wide), and extending; thence along the said right of way line of Haddonfield-Sorrell Horse Road; thence

(4) South 09 degrees 49 minutes 00 seconds West, 283.83 feet to an angle point, and extending; thence along the said right of way line of Haddonfield-Sorrell Horse Road; thence

(5) South 24 degrees 17 minutes 14 seconds West, 96.05 feet to an angle point, and extending; thence along the said right of way line of Haddonfield-Sorrell Horse Road; thence

(6) South 09 degrees 49 minutes 00 seconds West, 257.21 feet to a point of curvature and extending; thence

(7) at the point of curvature in the Westerly right of way line of Haddonfield-Sorrell Horse Road, curving to the right having a radius of 30 feet, and an arc length of 57.17 feet to a point of tangency connecting the Northeasterly right of way line of Chapel Avenue (50 feet wide) a/k/a Camden County Route #626 with the said right of way line of Haddonfield-Sorrell Horse Road, and extending; thence along the said right of way line of Chapel Avenue; thence

(8) North 61 degrees 00 minutes 11 seconds West, 108.14 feet to an angle point, and extending; thence along the said right of way line of Chapel Avenue; thence

(9) North 52 degrees 03 minutes 39 seconds West, 43.50 feet to a corner in point common with Lot 3, Block 176.01 on the Current Tax Map of the Township of Cherry Hill, and extending; thence along a line common with Lot 3, Block 176.Ol;
thence

(10) North 09 degrees 49 minutes 00 seconds East, 178.31 feet to a corner point common with Lots 2 and 3, Block 176.01, said Tax Map and lands now or formerly of Chapel Printing, and extending; thence along a line common with said Lot 2; thence

(11) South 80 degrees 11 minutes 00 seconds East, 29.43 feet to a corner point, and extending; thence along a line common with said Lot 2; thence

(12) North 09 degrees 49 minutes 00 seconds East, 52.21 feet to a corner point, and extending; thence along a line common with said Lot 2; thence

(13) North 80 degrees 11 minutes 00 seconds West, 183.71 feet to a corner point common with the Easterly right of way line of Third Avenue (50 feet wide), and extending; thence

(14) North 09 degrees 49 minutes 00 seconds East, 670.93 feet to a corner point common with the Southerly right of way line of New Jersey State Highway Route #38 and being the place of beginning.

BEING shown and designated as Lot 1, Block 176.01, Plate 18 on the Current Tax Map of the Township of Cherry Hill.

TRACT #2-BEGINNING at a point formed by the intersection of the Northeasterly line of Chapel Avenue (width varies) with the Southeasterly line of Third Avenue (50 feet wide) and extending; thence

(1) North 09 degrees 49 minutes 01 seconds East, along the Southeasterly line of Third Avenue, 142.67 feet to a point in the division line between existing Tax Lots 1 and 2, Block 176.01; thence

(2) South 80 degrees 10 minutes 59 seconds East, along said division line,
183.71 feet to point concrete monument in the division line between said Tax Lots; thence

(3) South 09 degrees 49 minutes 01 seconds West, along said division line, 52.21 feet to a set iron pin in the division line between said Tax Lots; thence

(4) North 80 degrees 10 minutes 59 seconds West, along said division line, 29.43 feet to a found iron pin for a corner in the division line between Tax Lots 1, 2 and 3, Block 176.01; thence

(5) South 09 degrees 49 minutes 01 seconds West along the division line between Tax Lots 1 and 3, Block 176.01, 180.26 feet to a point in the Northeasterly line of Chapel Avenue; thence

(6) North 53 degrees 04 minutes 12 seconds West, along said line of Chapel Avenue, 163.20 feet to an angle point in same; thence

(7) North 20 degrees 28 minutes 36 seconds West, along same, 17.86 feet to the point and place of beginning.

BEING shown and designated as Lots 2 and 3, Block 176.01, Plate 18 on the Township of Cherry Hill Tax Map.